INVESTOR RELATIONS: Quicksilver Resources Inc. Diane Weaver (817) 665-4834	MEDIA RELATIONS: Ward Creative Communications, Inc. Deborah Ward Buks or Shelley Eastland (713) 869-0707

FOR RELEASE AFTER MARKET CLOSE

January 30, 2006

QUICKSILVER RESOURCES ANNOUNCES

2005 PROVED RESERVES,

2006 CAPITAL EXPENDITURE BUDGET AND

PROVIDES AN OPERATIONAL UPDATE

2005 Earnings Release Date and Conference Call Announced

FORT WORTH (January 30, 2006) -- Quicksilver Resources Inc. (NYSE: KWK) today announced year-end 2005 proved reserves and its 2006 capital expenditure budget, and provided an operational update regarding its Barnett Shale project in the Fort Worth Basin and its coal bed methane (CBM) project in Canada. President and CEO, Glenn Darden noted, "Quicksilver Resources is very well positioned with infrastructure, drilling rigs, and equipment to build our production, reserves, and cash flow in 2006. We will have both the Fort Worth Basin Barnett Shale and Canadian coal bed projects in full development for the next several years, and we look forward to testing our exciting West Texas shale project."

Year-end 2005 Proved Reserves Exceed 1 Tcfe

The company announced year-end 2005 proved reserves of 1.1 trillion cubic feet equivalents (Tcfe), an increase of 146 billion cubic feet equivalents (Bcfe) over 2004 year-end reserves. Seventy-seven percent of the company's 2005 year-end proved reserves were classified as proved developed and natural gas comprised 97 percent of the total reserves, including natural gas liquids. The reserve replacement rate for all sources was 384 percent. This ratio is calculated by dividing proved reserve extension, discoveries, revisions and purchases of 197 Bcfe by production for the 12 month period of 51 Bcfe (fourth quarter - 13.8 Bcfe). The company's reserve report is prepared by independent petroleum engineering consultants using the methodologies described in the notes to our audited financial statements and are subject to the uncertainties and limitations described in such notes.

Total 2005 reserves for the Barnett Shale in the Fort Worth Basin included 135 Bcf related to natural gas and eight million barrels of natural gas liquids or a total of 183 Bcfe which is an increase of 399 percent over 2004 reserves of 37 Bcfe. As a percentage of the company's total proved reserves, the Barnett Shale represents 16 percent versus four percent in 2004. For Canada, year-end 2005 reserves were 305 Bcf, which is an increase of 17 percent over 2004 reserves of 261 Bcf.

2006 Capital Expenditure Budget

The company also announced a 2006 capital expenditure budget of $566 million, which includes $359 million for drilling, $160 million for gathering and processing facilities and $47 million for leasehold acquisitions. The company expects to grow production volumes greater than 20 percent over 2005 volumes. The majority of the capital budget will focus on growth in the Barnett Shale and Canadian coal-bed methane (CBM) production.

The 2006 capital budget allocated to drilling in Texas is approximately $300 million, the majority of which will be allocated to the Barnett Shale located in the Fort Worth Basin. In this basin, the company plans to drill 85 net wells. Facilities capital in Texas is budgeted at $100 million and includes an expansion of the company's existing cryogenic plant as well as increases in the gathering infrastructure. This additional plant capacity is anticipated to increase the company's ability to process gas from 75 million cubic feet per day (MMcf/d) to 200 MMcf/d. Gross wellhead production in this project is expected to reach capacity of the first plant before the end of 2006.

Three resource assessment wells are planned for the Delaware Basin located in West Texas. The company's current net acreage position is 310,000, located in southeast Culberson County, northern Jeff Davis County and southwest Reeves County.

Quicksilver Resources' Canadian subsidiary is going into 2006 with a capital budget of $123 million for drilling, gathering and processing facilities, and leasehold acquisitions. The company plans to drill 451 gross wells (267 net). Construction of three new facilities in the Penhold South, Chigwell, and Ferrybank areas is also included in the 2006 budget. The company has budgeted five horizontal Mannville CBM test wells to expand the company's 2005 efforts. These wells will be drilled after spring breakup.

In the Michigan Basin, the 2006 capital budget is $39 million for drilling costs and infrastructure. The company plans to drill 56 gross wells (41 net) which include 20 horizontal re-entry wells into existing wellbores.

The remaining $5 million of the 2006 capital expenditure budget will be dedicated to the company's projects in Indiana/Kentucky and the Rockies.

Operational Update

In the Barnett Shale play in the Fort Worth Basin, Quicksilver Resources drilled 34 gross operated wells in 2005 and five wells thus far in 2006 for a total of 48 gross operated wells since inception. Thirty-six wells have been completed and are tied into sales. Current net production is 24 million cubic feet equivalents per day (MMcfe/d), and the company's net land position is 260,000 acres. Five drilling rigs are currently running, and a sixth drilling rig is expected to arrive in March 2006. Rig count is expected to continue increasing gradually with a goal of having 10 rigs operating by the end of 2006. The company's Cowtown natural gas cryogenic plant is currently in "start-up" phase and will be fully operational within the first quarter of 2006.

The company's Canadian team hit a new company record by bringing 102 wells on production in the month of December 2005. For the year 2005, the company drilled a total of 480 gross wells (278 net) with 117 gross wells (75 net) drilled but waiting to be tied into sales. The 2005 exit rate for Canada was 50 MMcfe/d as compared to production of 38 MMcfe/d at the beginning of 2005. Testing continues on the two horizontal Mannville test wells drilled mid-2005 in the Wood River Area as de-watering of these wells progresses.

Fourth Quarter and Full Year 2005 Earnings Release and Conference Call

Quicksilver Resources will release fourth quarter and full year earnings for 2005 on Wednesday, February 22, 2006 after market close. The company's conference call to discuss operating and financial results for the fourth quarter and fiscal 2005 is scheduled for Thursday, February 23, 2006 at 10:00 a. m. central time.

Quicksilver invites interested persons to participate in the call by dialing (877) 313-7932, ID number 4073427 between 9:50 and 9:55 a. m. central time. A digital replay of the conference call will be available at 1:00 p. m. central time the same day, and will remain available for one week. The replay can be heard by dialing (800) 642-1687, ID number 4073427. The call will also be broadcast live via Internet webcast on the company's website, www.qrinc.com, linking through the "Investor Relations" page and the "Presentations & Conference Calls" link.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil production company engaged in the development and acquisition of long-lived natural gas and crude oil properties. The company, widely recognized as a leader in the development and production of unconventional natural gas reserves, including coal bed methane, shale gas, and tight sands gas, is listed on the New York Stock Exchange (KWK). It has U.S. offices in Fort Worth, Texas; Granbury, Texas; Gaylord, Michigan; Corydon, Indiana and Cut Bank, Montana. Quicksilver also has a Canadian subsidiary, MGV Energy Inc., located in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources' management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Factors that could result in such differences or otherwise materially affect Quicksilver Resources' financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas and crude oil prices; failure or delays in achieving expected production from natural gas and crude oil exploration and development projects; uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance; effects of hedging natural gas and crude oil prices; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as other factors disclosed in Quicksilver Resources' filings with the Securities and Exchange Commission.